Exhibit 99.1

100 Carillon Parkway • St. Petersburg, FL 33716

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.3411, ext. 4136	727.214.3411, ext. 4160
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE THIRD QUARTER OF 2007

ST. PETERSBURG, Fla., Oct. 24, 2007—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced operating results for the third quarter ended Sept. 30, 2007.

First Advantage reported net income of $19.0 million (32 cents per diluted share) for the quarter ended Sept. 30, 2007, compared with net income of $18.6 million (32 cents per diluted share) for the quarter ended Sept. 30, 2006. The results include a pre-tax charge of $1.7 million ($1 million after tax or 2 cents per diluted share) for costs incurred in connection with continued planned operational consolidations in the Employer Services segment.

Service revenue for the company was $205.3 million and $198.6 million for the quarters ended Sept. 30, 2007 and 2006, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest and share-based compensation expense (adjusted EBITDA) were $48.6 million and $47.3 million for the quarters ended Sept. 30, 2007 and 2006, respectively.

“We are very pleased with the results for the quarter, which underscores the diversification of our business segments,” said Anand Nallathambi, president and chief executive officer. “Significant growth in our Investigative and Litigation Support Services segment, consistent results in our Multifamily Services segment and continued improvement in our Employer Services segment minimized the impact of the turmoil in the credit markets on our overall operating results.

“The Employer Services segment reported solid revenue growth with improved margins, excluding the costs incurred in connection with continued planned operational consolidations, during the third quarter as a result of international operations, cross-sell initiatives, product expansion and improved operational efficiencies.

“Margins were down in our Lender Services and Data Services segments from the third quarter of last year as these businesses face challenges due to market conditions that have negatively impacted mortgage applications and lead generation services.”

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2007

First Advantage’s third quarter 2007 results will be discussed in more detail on Wednesday, October 24, 2007, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 877.546.1565 within the U.S. and 212.547.0422 outside the U.S., and the passcode is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through November 7, 2007, by dialing 800.253.1054 within the U.S., or 203.369.3219 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2007

Summary Consolidated Income Statement (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(In thousands, except per share amounts)	2007	2006	2007	2006
Service revenue	$205,306	$198,605	$614,546	$571,564
Reimbursed government fee revenue	14,107	13,431	41,926	39,943

Total revenue	219,413	212,036	656,472	611,507
Cost of service revenue	56,603	62,020	178,621	177,762
Government fees paid	14,107	13,431	41,926	39,943

Total cost of sales	70,710	75,451	220,547	217,705
Gross margin	148,703	136,585	435,925	393,802

Salaries and benefits	67,865	60,414	207,685	177,794
Facilities and telecommunications	8,670	7,625	24,812	22,205
Other operating expenses	26,754	24,799	80,544	70,850
Depreciation and amortization	10,862	9,641	32,044	28,369

Income from operations	34,552	34,106	90,840	94,584

Interest (expense) income:
Interest expense	(2,946)	(3,571)	(9,269)	(10,062)
Interest income	323	252	975	554

Interest (expense) income, net	(2,623)	(3,319)	(8,294)	(9,508)
Equity in earnings of investee	865	747	2,315	1,407

Income before income taxes and minority interest	32,794	31,534	84,861	86,483
Provision for income taxes	13,610	12,151	35,058	36,038

Income before minority interest	19,184	19,383	49,803	50,445
Minority interest	231	759	1,260	2,439

Net income	$18,953	$18,624	$48,543	$48,006

Per share amounts:
Basic earnings per share	$.32	$.32	$.83	$.84

Basic weighted-average shares outstanding	59,064	58,096	58,799	57,282

Diluted earnings per share	$.32	$.32	$.82	$.83

Diluted weighted-average shares outstanding	59,222	58,155	59,121	58,035

EBITDA and adjusted EBITDA calculation:
Net income	$18,953	$18,624	$48,543	$48,006
Provision for income taxes	13,610	12,151	35,058	36,038
Minority interest	231	759	1,260	2,439
Interest expense	2,946	3,571	9,269	10,062
Depreciation and amortization	10,862	9,641	32,044	28,369

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$46,602	$44,746	$126,174	$124,914
Share based compensation expense	2,039	2,522	10,942	8,484

Adjusted EBITDA	$48,641	$47,268	$137,116	$133,398

*	EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2007

Segment Financial Information (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(In thousands, except percentages)	2007	2006	2007	2006
Service revenue
Lender Services	$35,110	$44,072	$123,580	$135,023
Data Services	35,138	37,153	113,874	108,312
Dealer Services	28,720	31,993	88,364	92,790
Employer Services	59,013	53,399	171,534	139,901
Multifamily Services	19,699	18,616	56,980	54,068
Investigative & Litigation Support Services	28,051	14,336	62,289	44,451
Corporate	(425)	(964)	(2,075)	(2,981)

Consolidated	$205,306	$198,605	$614,546	$571,564

Income (Loss) from operations
Lender Services	$6,660	$14,603	$31,002	$42,469
Data Services	9,230	10,283	31,946	29,185
Dealer Services	4,150	4,913	11,238	13,814
Employer Services	6,550	5,960	18,460	13,961
Multifamily Services	6,076	4,933	16,256	13,023
Investigative & Litigation Support Services	11,056	2,666	17,672	8,822
Corporate	(9,170)	(9,252)	(35,734)	(26,690)

Consolidated	$34,552	$34,106	$90,840	$94,584

Operating margin percentage of service revenue
Lender Services	18.97%	33.13%	25.09%	31.45%
Data Services	26.27%	27.68%	28.05%	26.95%
Dealer Services	14.45%	15.36%	12.72%	14.89%
Employer Services	11.10%	11.16%	10.76%	9.98%
Multifamily Services	30.84%	26.50%	28.53%	24.09%
Investigative & Litigation Support Services	39.41%	18.60%	28.37%	19.85%
Corporate	N/A	N/A	N/A	N/A

Consolidated	16.83%	17.17%	14.78%	16.55%

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First Advantage Corporation Reports Operating Results for the Third Quarter of 2007

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 4,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2006 Annual Report on Form 10-K and subsequent amendments, for a further discussion of these and other risks.

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